Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 14, 2021 relating to the combined and consolidated financial statements of VEREIT Office Assets, appearing in Registration Statement No. 001-40873 of Orion Office REIT Inc. and on Current Report on Form 8-K of Orion Office REIT Inc. filed on October 25, 2021.

/s/ DELOITTE & TOUCHE LLP

Phoenix, Arizona

November 12, 2021